Exhibit 99.1

   A Better way

 Disclaimer  This presentation includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including those identified by the words “may,” “will,” “should,” “could,” “anticipate,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “intend,” “focused,” “plan,” “potential,” or “project” and similar expressions. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the statements, including, but not limited to: (i) deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses; (ii) continuation of the historically low short-term interest rate environment; (iii) the inability of Home Federal to maintain the historical growth rate with respect to its loans or deposits; (iv) changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments; (v) effectiveness of Home Federal’s asset management activities in improving, resolving or liquidating lower-quality assets; (vi) increased competition with other financial institutions; (vii) greater than anticipated adverse conditions in the national or local economies including the Shreveport MSA, particularly in commercial and residential real estate markets; (viii) rapid fluctuations or unanticipated changes in interest rates on loans or deposits; (ix) the results of regulatory examinations; (x) the ability to retain large, uninsured deposits; (xi) a merger or acquisition; (xii) risks of expansion into new geographic or product markets; (xiii) reduced ability to attract additional employees (or failure of such employees to cause their clients to switch their banking relationship to Home Federal), to retain employees or otherwise to attract customers from other financial institutions; (xiv) further deterioration in the valuation of other real estate owned and increased expenses associated therewith; (xv) inability to comply with regulatory capital requirements, including those resulting from changes to capital calculation methodologies and required capital maintenance levels; (xvi) risks associated with litigation, including the applicability of insurance coverage; (xvii) the vulnerability of Home Federal network and online banking portals to unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss and other security breaches; (xviii) the possibility of increased compliance costs as a result of increased regulatory oversight; (xix) the development of additional banking products for Home Federal’s corporate and consumer clients; and (xx) changes in state and federal legislation, regulations or policies applicable to banks and other financial service providers, including regulatory or legislative developments. Any projections of future results of operations included herein are based on a number of assumptions, many of which are outside Home Federal’s control and should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. This presentation utilizes call report data for Home Federal Bank, which is different from the consolidated financial statements of Home Federal Bancorp, Inc. of Louisiana.Non-GAAP Financial MattersThis presentation also contains certain non-GAAP financial measures. These non-GAAP financial measures exclude other real estate owned expenses, net of sale proceeds and gains or losses on sale of securities. The presentation of the non-GAAP financial information is not intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. Because non-GAAP financial measures presented in this presentation are not measurements determined in accordance with GAAP and are susceptible to varying calculations, these non-GAAP financial measures, as presented, may not be comparable to other similarly titled measures presented by other companies. You are encouraged to review the comparable GAAP measures included in this presentation.

Overview of Home Federal Bancorp, Inc.

HFB Home Federal Bank *A Better Way*

Commentary

- Home Federal Bancorp, Inc. ("Home Federal" or the "Company") is the holding company for Home Federal Bank, which was founded in 1924
- The Company trades on the NASDAQ under the symbol "HFBL"
- Home Federal has made recent strategic hires in the Shreveport-Bossier City MSA to accelerate the commercial loan division's growth
- The Company has strong insider ownership of 18%

HFBL 1-Year Price Performance



80%
70%
60%
50%
40%
30%
20%
10%
0%
-10%
9/4/2020
10/5/2020
11/2/2020
12/1/2020
12/30/2020
1/29/2021
3/1/2021
3/29/2021
4/27/2021
5/25/2021
6/23/2021
7/22/2021
8/19/2021

Key Stats

$566M Total Assets as of 6/30/21	**$325M** Core Loans as of 6/30/21
9.94% Deposit growth since 6/30/20	**67%** Loan and deposit ratio as of 6/30/21
60.54% LTM efficiency ratio	**3.31%** 2021 FY net interest margin
118% P / TBV as of 9/3/2021	**2.16%** Dividend yield as of 9/3/2021

Note: Market data as of September 3, 2021
Source: S&P Capital IQ Pro

HFB

3

 Shreveport  Barksdale Air Force Base  Bossier City  3  7  6  2  4  5  1      HFBL Branch (7) (1)    9  Excludes headquarters branch (2) Not graphed Source: S&P Capital IQ Pro; FDIC; deposit data as of 6/30/2021  Branch Network  (2)  1  2  3  4  5  6  7  9

 HFBL Executive Management   James R. “Jim” Barlow – Chairman, President & Chief Executive Officer  Mr. James R. Barlow, also known as Jim, has been the Chief Executive Officer of Home Federal Bank, Inc. of Louisiana since January 1, 2013. Mr. Barlow has served as the Chairman of Home Federal Bancorp and Home Federal Bank since January 2020. He served as Chief Operating Officer of Home Federal Bank from February 2009 until December 2012. He served as an Executive Vice President and Area Manager of the Arkansas-Louisiana-Texas area commercial real estate operations of Regions Bank from August 2006 to February 2009. From 2005 to August 2006, Mr. Barlow served as Regions Bank City President for the Shreveport/Bossier area and from February 2003 to 2005, he served as Commercial Loan Manager for Regions Bank for the Shreveport/Bossier area. He served on the Louisiana Banker’s Association Board of Directors from 2015-2018. He began his time at Regions Bank back in 1997. Mr. Barlow brings substantial managerial, banking and lending experience to the board, as well as significant knowledge of the local commercial real estate market from his years of service as manager and regional President of a regional bank.   Glen W. Brown – Senior Vice President & Chief Financial Officer  Mr. Glen W. Brown, C.P.A., has been the Chief Financial Officer and Senior Vice President of Home Federal Bancorp, Inc. of Louisiana and Home Federal Bank since July 2014. Mr. Brown has many years of banking experience and public company reporting experience. Previously, he served as Vice President and Controller for Teche Federal Bank, the wholly owned subsidiary of Teche Holding Company from 1997 until 2014. Prior to joining Teche, Mr. Brown spent 19 years in various accounting and finance roles with First Federal Bank in Lake Charles, Louisiana. Mr. Brown is a certified public accountant licensed in the state of Louisiana. He graduated from Northeast Louisiana University, earning a Bachelor of Science degree in business administration and accounting.  Source: S&P Capital IQ Pro  K. Matthew “Matt” Sawrie – Senior Vice President Commercial Banking  Mr. K. Matthew Sawrie has served as Senior Vice President Commercial Lending of Home Federal Bank since February 2009.  Prior thereto, Mr. Sawrie served as Vice President Commercial Real Estate, Regions Bank from 2006 to 2009, and previously, Assistant Vice President Business Banking Relationship Manager, Regions Bank from 2003 to 2006. Mr. Sawrie started in banking in 2000 with Bank One (now Chase Bank) as a Retail Banking Center Manager, until he joined Regions Bank in 2003. He graduated from Northeast Louisiana University, earning a Bachelor of Business Administration degree in management.

 2021 2-for-1 stock split declared in March of 2021    2019  2021  2020 The Company announces plans to buy back shares in November of 2020  2019The Company celebrates its 95th anniversary   2019The Company opened a state-of-the-art banking facility in the heart of Shreveport  2019The Company announces plans to buy back shares in September of 2019  2020  2020Upgraded core banking system to best in class digital platform  2020The Company crosses $500 million in assets  Corporate Time Line  2011  2011The Company becomes listed on the NASDAQ exchange in May 2011                    2021 The Company announces opening of a loan production office in Minden, Louisiana   2009  2009Completed transition and rebranded from a Savings & Loan to a Bank

 Top Employers and Institutions   Attractive Shreveport MSA     Commentary  The Company is focused in the Shreveport MSA – Louisiana’s 4th largest metropolitan areaShreveport has become a regional hub for health care in northwest LAThe largest employer in the Shreveport MSA is The United States Air Force located at Barksdale Air Force BaseNational Cyber Innovation Center along with Barksdale Air Force Base has created a number of high-tech jobs in the region  Source: S&P Capital IQ Pro; North Louisiana Economic Partnership

 Recent Transactions in Market  Louisiana bank sale announcements  Recent Market Disruption  Source: S&P Capital IQ Pro  Target  Acquirer     Commentary  There have been several significant bank mergers in Home Federal’s marketsThe sale of IberiaBank to First Horizon is the most significant, and the bank signs are due to change in 2022Capital One has also been closing branches, creating another growth opportunity

 Balance Sheet Growth  Home Federal is looking to create more loan diversity in their portfolio by pursuing less interest sensitive verticalsThis has led to an increase in origination of higher yielding commercial loansRecent deposit growth has been boosted by PPP loans from the COVID-19 pandemic  Source: S&P Capital IQ Pro    CAGR: 8.2%  c  9

Loan and Deposit Composition


All Other
4,523
1%
Total 1-4
Family
125,653
35%
C&I
69,891
20%
C&D
30,703
9%
Multi-family
27,556
8%
Total CRE
96,526
27%

Yield on Loans (1)
4.85%

Loan Commentary

- Home Federal has a balanced loan portfolio
- Home Federal historically concentrated on 1-4 family home loans but has recently shifted towards originating more CRE loans
- Home Federal currently has $30 million in PPP loans remaining on its balance sheet and $600k in additional unamortized PPP fees


CDs > $100K
66,768
13%
Non-Interest
131,878
26%
CDs < $100K
42,254
8%
Int-DDA, MM,
Savings
266,573
53%

Cost of Total Deps. (1)
0.49%

Deposit Commentary

- Even with a relatively high percentage of interest bearing deposits, Home Federal is able to maintain a low cost of deposits
- Only 21% of Home Federal's deposits are CD's

(1) Data shown as of the bank level company
Source: S&P Capital IQ Pro Note: Data shown as of 6/30/2021

HFB

10

Asset Quality  Source: S&P Capital IQ Pro     Commentary  Home Federal has seen significant improvement in asset quality Home Federal increased its Loan Loss Reserve during the COVID-19 pandemic and has begun to release some of the reservesThe Company has a strong level of reserves relative to its NPLs

 Loan Yields, Net Interest Margin & Cost of Deposits  Source: S&P Capital IQ Pro    12     Commentary  Home Federal has seen a decrease in net interest margin due to historically low interest rates during the COVID-19 pandemicThe Company has been able to maintain a constantly low cost of deposits since 2016Home Federal has held consistent loan yields despite pressure from PPP Loans

 Profitability – ROAA, ROATCE & PPNR / AA     Commentary  Home Federal has maintained relatively stable levels of profitability throughout the pandemic  Note: PPNR and Tangible Common Equity are non-GAAP metrics, see Appendix for reconciliationSource: S&P Capital IQ Pro

 Profitability – EPS, TBV & Dividends Per Share     Commentary  Tangible book value per share has continued to growEPS is at record levelsHome Federal recently increased their quarterly dividend from $0.08 to $0.10, driving stronger shareholder returnsHome Federal has had 16 years of annual dividends with dividend increases in 7 consecutive years  Note: Tangible Book Value Per Share is a non-GAAP metric, see Appendix for reconciliationSource: S&P Capital IQ Pro

 c    Capital Position  Home Federal maintains a strong capital position  Home Federal currently has no subordinated debt or trust preferred securities in their capital structure   15

 Key Investment Considerations  Home Federal is continuing to reposition its loan portfolio to pursue higher yield commercial loans in order to achieve higher profitability The Company is entrenched in the Shreveport community, creating a strong core customer baseHome Federal’s commitment to opening new branches in the Shreveport MSA will allow for continued growth in future periodsStrong alignment with shareholders evidenced by high inside ownership Home Federal has a solid track record of returning capital to shareholders through dividends and repurchasesHome Federal’s recent expansion into Minden and recent hires in Shreveport-Bossier should accelerate loan growth  c  16

 Appendix   Draft – Not for External Distribution  Appendix

 Summary Financials   Source: S&P Capital IQ Pro  c  18  Summary Financials

 Non-GAAP Reconciliation  Source: S&P Capital IQ Pro